UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2016

CULLEN/FROST BANKERS, INC.
(Exact name of issuer as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Houston Street, San Antonio, Texas	78,205
(Address of principal executive offices)	(Zip Code)
(210) 220-4011
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. (the “Corporation”) held on April 28, 2016, shareholders voted on the following matters:

(1)	To elect fifteen nominees to serve as Directors for a one-year term that will expire at the 2017 Annual Meeting of Shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
R. Denny Alexander	47,423,692	3,187,114	328,472	6,093,081
Carlos Alvarez	50,400,088	234,045	305,145	6,093,081
Chris Avery	50,521,856	107,621	309,801	6,093,081
Royce S. Caldwell	47,252,171	3,365,758	321,349	6,093,081
Crawford H. Edwards	50,427,465	210,719	301,094	6,093,081
Ruben M. Escobedo	47,266,165	3,359,192	313,921	6,093,081
Patrick B. Frost	50,446,913	202,500	289,865	6,093,081
Phillip D. Green	49,914,093	722,594	302,591	6,093,081
David J. Haemisegger	50,498,634	137,744	302,900	6,093,081
Karen E. Jennings	50,313,255	322,824	303,199	6,093,081
Richard M. Kleberg, III	47,291,746	3,321,972	325,560	6,093,081
Charles W. Matthews	50,458,225	172,464	308,589	6,093,081
Ida Clement Steen	50,366,345	251,397	321,536	6,093,081
Horace Wilkins, Jr.	50,353,830	255,389	330,059	6,093,081
Jack Wood	50,346,915	279,840	312,523	6,093,081

(2)	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2016. Final voting results were as follows:

Votes For	56,281,515
Votes Against	428,482
Abstentions	322,362

(3)	To provide nonbinding approval of executive compensation. Final voting results were as follows:

Votes For	49,314,288
Votes Against	906,803
Abstentions	718,187
Broker Non-Votes	6,093,081

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/s/ Jerry Salinas
Jerry Salinas
Group Executive Vice President and Chief Financial Officer
(Duly Authorized Officer, Principal Financial Officer and Principal Accounting Officer)

Dated:	April 29, 2016